Financial Data						EX 99.2
AT&T Inc.
Segment Results for the Three Months Ended
Dollars in millions
Unaudited

Operating Revenues	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018
Communications segment
Mobility	$17,097	$17,455	$17,370	$19,168	$17,355	$17,282
Entertainment Group	12,467	12,501	12,467	12,560	11,431	11,478
Business Wireline	7,330	7,303	7,278	7,382	6,747	6,650
Total Communications Segment	36,894	37,259	37,115	39,110	35,533	35,410

WarnerMedia segment
Turner	105	111	107	107	112	667
Warner Bros.	-	-	-	-	-	507
Home Box Office	-	-	-	-	-	281
Eliminations and other[1]	-	-	-	-	-	(62)
Total WarnerMedia Segment	105	111	107	107	112	1,393

Latin America segment
Vrio	1,341	1,361	1,363	1,391	1,354	1,254
Mexico	588	665	736	824	671	697
Total Latin America Segment	1,929	2,026	2,099	2,215	2,025	1,951

Advertising & Analytics segment	321	338	333	381	337	392

Corporate and other
Corporate	409	391	382	340	333	320
Certain significant items	-	-	(89)	(154)	-	-
Eliminations and consolidation[2]	(293)	(288)	(279)	(323)	(302)	(480)
AT&T Operating Revenues	$39,365	$39,837	$39,668	$41,676	$38,038	$38,986

Operations and Support Expenses	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018
Communications segment
Mobility	$9,885	$10,091	$10,029	$12,866	$10,102	$9,663
Entertainment Group	9,512	9,395	9,804	10,192	8,811	8,657
Business Wireline	4,673	4,598	4,635	4,586	4,016	4,038
Total Communications Segment	24,070	24,084	24,468	27,644	22,929	22,358

WarnerMedia segment
Turner	63	113	97	58	74	372
Warner Bros.	-	-	-	-	-	403
Home Box Office	-	-	-	-	-	171
Eliminations and other[1]	-	2	1	1	8	(35)
Total WarnerMedia Segment	63	115	98	59	82	911

Latin America segment
Vrio	1,050	998	1,075	1,049	1,001	1,016
Mexico	709	774	862	887	803	787
Total Latin America Segment	1,759	1,772	1,937	1,936	1,804	1,803

Advertising & Analytics segment	43	36	39	51	50	59

Corporate and other
Corporate	872	767	801	866	735	661
Acquisition-related items	207	281	134	176	67	321
Certain significant items	(118)	95	325	3,578	180	152
Eliminations and consolidation[2]	(14)	14	17	14	(4)	(123)
AT&T Operations and Support Expenses	$26,882	$27,164	$27,819	$34,324	$25,843	$26,142

Segment Operating Contribution	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018
Communications segment
Mobility	$5,220	$5,376	$5,333	$4,275	$5,158	$5,506
Entertainment Group	1,536	1,651	1,283	1,001	1,309	1,475
Business Wireline	1,473	1,494	1,455	1,588	1,560	1,433
Total Communications Segment	8,229	8,521	8,071	6,864	8,027	8,414

WarnerMedia segment
Turner	54	3	22	61	64	289
Warner Bros.	-	-	-	-	-	89
Home Box Office	-	-	-	-	-	104
Eliminations and other[1]	(19)	(19)	(20)	(20)	(25)	(57)
Total WarnerMedia Segment	35	(16)	2	41	39	425

Latin America segment
Vrio	97	166	99	160	148	67
Mexico	(197)	(198)	(224)	(169)	(259)	(217)
Total Latin America Segment	(100)	(32)	(125)	(9)	(111)	(150)

Advertising & Analytics segment	278	301	294	329	286	333

AT&T Segment Operating Contribution	$8,442	$8,774	$8,242	$7,225	$8,241	$9,022
[1] Eliminations within the WarnerMedia segment and other operations.
[2] Eliminations and consolidation removes transactions that either involve dealings between AT&T companies, including content licensing with
  WarnerMedia, or relate to advertising arrangements recorded in both the Communications and Advertising & Analytics segments. This reconciling item also includes conforming adjustment to the historical presentation of our advertising business.